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                                                         EXHIBIT 10.38

                       Amendment to the Dime Bancorp, Inc.
                     Supplemental Executive Retirement Plan

                             Effective June 24, 1999

       The Dime Bancorp, Inc. Supplemental Executive Retirement Plan (the "Plan") is hereby amended in the following particulars.

       1. Clause (ii) of the second paragraph of Section 5 of the Plan is amended to read as follows:

       "(ii) is, except as otherwise provided by the Committee, the Participant's other taxable cash-based compensation payable under the Dime Bancorp, Inc. Officer Incentive Plan or other cash-based incentive plan or program or individual arrangement providing for cash-based incentive compensation, in each case with respect to the period for which the determination is made, but excluding any amounts paid (A) to the Participant as a sign-on bonus in connection with the initial commencement of employment of the Participant with the Company or any Parent or Subsidiary and (B) to the Participant with respect to the grant of rights to purchase, and the related purchase of, restricted common stock of the Company;"